Exhibit 99.2

Delek US Holdings to Participate in Energy Industry Conferences

BRENTWOOD, Tenn., June 5, 2020 -- Delek US Holdings, Inc. (“Delek US”) (NYSE: DK) today announced that members of management will participate in the Wells Fargo Virtual West Coast Energy Conference on Tuesday, June 9, 2020 and the J.P. Morgan Virtual Energy, Power & Renewables Conference on Tuesday June 16, 2020.

Relevant Delek US investor presentation materials will be available in the “Investors” section of the Delek US website at http://www.DelekUS.com.

About Delek US Holdings, Inc.
Delek US Holdings, Inc. is a diversified downstream energy company with assets in petroleum refining, logistics, asphalt, renewable fuels and convenience store retailing. The refining assets consist of refineries operated in Tyler and Big Spring, Texas, El Dorado, Arkansas and Krotz Springs, Louisiana with a combined nameplate crude throughput capacity of 302,000 barrels per day.

The logistics operations include Delek Logistics Partners, LP (“Delek Logistics”) (NYSE: DKL). Delek US and its affiliates own approximately 71 percent (including the 2 percent general partner interest) of Delek Logistics. Delek Logistics is a growth-oriented master limited partnership focused on owning and operating midstream energy infrastructure assets.

The convenience store retail business operates approximately 252 convenience stores in Central and West Texas and New Mexico.

Investor Relations Contacts:
Blake Fernandez, Senior Vice President of Investor Relations and Market Intelligence, 615-224-1312

Media/Public Affairs Contact:
Michael P. Ralsky, Vice President - Government Affairs, Public Affairs & Communications, 615-435-1407
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